Exhibit 99.1
    NASDAQ: WASH
Media Contact: Sharon M. Walsh
SVP, Director of Marketing and Corporate Communications
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: October 20, 2025
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2025 Results

WESTERLY, R.I., October 20, 2025 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (the “Corporation”) (Nasdaq: WASH), parent company of The Washington Trust Company (the “Bank”), today reported third quarter 2025 net income of $10.8 million, or $0.56 per diluted share, down from $13.2 million, or $0.68 per diluted share, reported for the second quarter of 2025.

“In the third quarter we expanded our net interest income and margin, grew our wealth management and mortgage banking revenues, delivered strong in-market deposit growth, and prudently managed expenses,” said Washington Trust Chairman and Chief Executive Officer Edward O. “Ned” Handy III. “We made several significant investments to drive future growth, including hiring a new senior executive with an extensive network and proven track record to lead our commercial banking division, and purchasing the client accounts of Lighthouse Financial Management, LLC, which added approximately $195 million of managed assets. In addition, while we resolved two significant credit exposures this quarter, we are confident in our current portfolio quality and that we will continue our long track record of strong credit performance.”

“Our long-standing reputation as a trusted financial partner in New England is built on a deep commitment to customer relationships,” said Handy. “We take pride in delivering personalized, convenient service — the foundation of relationship banking — through life’s most important financial moments. This approach not only strengthens our community ties but also drives long-term value for our shareholders.”

Selected financial highlights for the third quarter of 2025 include:
•The net interest margin was 2.40% in the third quarter, up by 4 basis points compared to the second quarter and up by 55 basis points compared to the same quarter a year ago.
•A provision for credit losses on loans of $7.0 million was recognized for the third quarter, compared to $650 thousand in the second quarter.
•Wealth management asset-based revenues in the third quarter increased by 6% from the preceding quarter. Assets under administration ("AUA") were up 7% from the end of the second quarter.
•Mortgage banking revenues in the third quarter increased by 15% from the preceding quarter and 22% compared to the same quarter a year ago.
•Total loans amounted to $5.1 billion, essentially unchanged from June 30, 2025.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $5.2 billion, up by 4% from June 30, 2025 and up by 9% from September 30, 2024.
•Nonaccrual commercial loans totaled $1.0 million, down from $14.0 million at June 30, 2025 and $18.9 million at September 30, 2024.

Washington Trust
October 20, 2025
Net Interest Income
Net interest income was $38.8 million for the third quarter of 2025, up by $1.6 million, or 4%, from the second quarter of 2025. The net interest margin was 2.40% for the third quarter, an increase of 4 basis points from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $96 million, largely reflecting increases in the average balances of deposits at correspondent banks and commercial loans. The yield on interest-earning assets for the third quarter was 4.99%, unchanged from the preceding quarter.
•Average interest-bearing liabilities increased by $61 million, due to growth in average in-market deposit balances. The cost of interest-bearing liabilities for the third quarter of 2025 was 3.08%, decreased by 4 basis points from the preceding quarter.

Noninterest Income
Noninterest income was $17.6 million for the third quarter of 2025, up by $558 thousand, or 3%, from the second quarter of 2025. Linked quarter changes included:
•Wealth management revenues amounted to $10.4 million in the third quarter of 2025, up by $253 thousand, or 3%, from the preceding quarter. This included an increase of asset-based revenues of $562 thousand, or 6%, which was partially offset by a decrease in transaction-based revenues of $309 thousand, or 82%. The decline in transaction-based revenues was largely due to seasonal tax servicing fee income concentrated in the second quarter.
The end of period AUA balance at September 30, 2025 amounted to $7.7 billion, up by $501 million, or 7%, from June 30, 2025, reflecting net investment appreciation and assets acquired.
•Mortgage banking revenues totaled $3.5 million for the third quarter of 2025, up by $467 thousand, or 15%, from the preceding quarter. Loans sold amounted to $126.5 million in the third quarter of 2025, up by $9.7 million, or 8%, from the second quarter of 2025.
•Loan related derivative income from interest rate swap transactions with commercial borrowers totaled $271 thousand in the third quarter of 2025, down by $405 thousand, or 60%, from the preceding quarter.

Noninterest Expense
Noninterest expense totaled $35.7 million for the third quarter of 2025, down by $804 thousand, or 2%, from the second quarter of 2025. Linked quarter changes included:
•Salaries and employee benefits expense, our largest component of noninterest expense, amounted to $22.7 million, down by $351 thousand, or 2%, from the preceding quarter, reflecting lower levels of performance-based compensation.
•Outsourced services amounted to $4.1 million, down by $284 thousand, or 6%, from the preceding quarter, reflecting lower third-party software costs and volume-related changes.

Income Tax
For the third quarter of 2025, income tax expense of $3.1 million was recognized, reflecting an effective tax rate of 22.2%. This compares to income tax expense of $3.9 million and an effective tax rate of 22.7% in the second quarter of 2025. Based

Washington Trust
October 20, 2025
on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2025 effective tax rate to be approximately 22.5%.

Investment Securities
The securities portfolio totaled $962 million at September 30, 2025, down by $9 million, or 1%, from June 30, 2025. The securities portfolio represented 14% of total assets at both September 30, 2025 and June 30, 2025.

Loans
Total loans amounted to $5.1 billion at September 30, 2025, down by $18 million from the end of the preceding quarter. These changes included:
•Commercial loans decreased by $1 million from June 30, 2025.
•Residential real estate loans decreased by $23 million, or 1%, from June 30, 2025.
•Consumer loans increased by $6 million, or 2%, from June 30, 2025.

Deposits and Borrowings
Total deposits amounted to $5.2 billion at September 30, 2025, up by $178 million, or 4%, from the end of the preceding quarter, reflecting growth across all in-market deposit categories.

There were no wholesale brokered deposits at September 30, 2025, compared to $2 million at June 30, 2025. FHLB advances totaled $791 million at September 30, 2025, down by $210 million, or 21%, from June 30, 2025.

As of September 30, 2025, contingent liquidity amounted to $1.8 billion and consisted of available cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
The allowance for credit losses ("ACL") on loans amounted to $36.6 million, or 0.71% of total loans, at September 30, 2025, compared to $41.1 million, or 0.80% of total loans, at June 30, 2025.

The provision for credit losses on loans totaled $7.0 million in the third quarter of 2025, compared to $650 thousand in the preceding quarter. The increase in the provision was primarily due to charge-offs of $11.3 million on two commercial loan relationships.
•The first loan relationship is a participation in a shared national credit to a telecom infrastructure construction contractor. The contractor filed for Chapter 11 bankruptcy in the second quarter of 2025 and, at that time, the Corporation placed the loan relationship on nonaccrual status. As of June 30, 2025, this relationship had a carrying value of $9.3 million and a specific reserve of $2.3 million. Based on ensuing developments in the bankruptcy proceedings in the third quarter, the Corporation recognized a charge-off of $8.3 million on this relationship. The remaining carrying value of $1.0 million as of September 30, 2025 is expected to be collected in the fourth quarter of 2025.
•The second loan is a nonaccrual commercial real estate loan secured by a Class B office property. Late in the third quarter of 2025, the Corporation decided to sell this loan, which had a carrying value of $4.3 million on June 30, 2025. The sale was completed at the end of September and a charge-off of $3.0 million was recognized.

Washington Trust
October 20, 2025

Net charge-offs totaled $11.4 million in the third quarter of 2025, compared to $647 thousand in the preceding quarter.

Nonaccrual loans amounted to $14.0 million, or 0.27% of total loans, at September 30, 2025, compared to $26.1 million, or 0.51% of total loans, at June 30, 2025. The composition of nonaccrual loans at September 30, 2025 was $1.0 million, or 7%, commercial and $13.0 million, or 93%, residential and consumer.

Past due loans were $8.1 million, or 0.16% of total loans, at September 30, 2025, compared to $14.0 million, or 0.27% of total loans, at June 30, 2025. The composition of past due loans at September 30, 2025 was essentially all residential and consumer.

Capital and Dividends
Total shareholders' equity was $533.0 million at September 30, 2025, up by $5.5 million, or 1%, from June 30, 2025. Net income of $10.8 million and improvement of $11.1 million in the accumulated other comprehensive loss component of shareholders' equity were partially offset by quarterly dividend declarations of $10.8 million and a net increase in treasury stock of $6.3 million. In the third quarter of 2025, the Corporation repurchased 236,803 shares, at an average price of $27.18 and a total cost of $6.4 million, under its stock repurchase program.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended September 30, 2025. The dividend was paid on October 10, 2025 to shareholders of record on October 1, 2025.

Capital levels at September 30, 2025 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.90% at September 30, 2025, compared to 13.06% at June 30, 2025. Book value per share was $27.98 at September 30, 2025, compared to $27.36 at June 30, 2025.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights, and outlook on Tuesday, October 21, 2025 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 906379. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 706807. The audio replay will be available through November 4, 2025. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through December 31, 2025.

Washington Trust
October 20, 2025
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions (including the impact of tariffs, inflation and concerns about liquidity) on a national basis and in the local markets in which we operate;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in customer behavior due to political, business and economic conditions;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in, and evolving interpretations of, existing and future laws, rules and regulations;
•changes in accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, such as adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, adjusted net income available to common shareholders, adjusted diluted earnings per common share, adjusted return on average assets, adjusted return on average equity, and adjusted efficiency ratio, as well as measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Assets:
Cash and due from banks	$35,604	$43,997	$33,394	$21,534	$33,694
Interest-earning deposits with correspondent banks	143,886	119,582	82,804	88,368	173,277
Short-term investments	12,841	4,145	4,041	3,987	3,772
Mortgage loans held for sale, at fair value	31,318	35,681	21,953	21,708	20,864
Mortgage loans held for sale, at lower of cost or market	—	—	—	281,706	—
Premises and equipment held for sale, lower of cost or market	—	—	—	4,788	—
Available for sale debt securities, at fair value	962,466	971,341	917,545	916,305	973,266
Federal Home Loan Bank stock, at cost	36,331	45,273	38,899	49,817	57,439
Loans:
Total loans	5,122,582	5,140,260	5,096,210	5,137,838	5,514,870
Less: allowance for credit losses on loans	36,576	41,059	41,056	41,960	42,630
Net loans	5,086,006	5,099,201	5,055,154	5,095,878	5,472,240
Premises and equipment, net	25,065	25,574	26,068	26,873	32,145
Operating lease right-of-use assets	35,968	35,578	36,048	26,943	27,612
Investment in bank-owned life insurance	114,240	113,372	107,546	106,777	105,998
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,458	2,478	2,682	2,885	3,089
Other assets	165,829	185,036	195,972	219,169	174,266
Total assets	$6,717,921	$6,745,167	$6,586,015	$6,930,647	$7,141,571
Liabilities:
Deposits:
Noninterest-bearing deposits	$671,309	$646,584	$625,590	$661,776	$665,706
Interest-bearing deposits	4,551,527	4,398,664	4,414,991	4,454,024	4,506,184
Total deposits	5,222,836	5,045,248	5,040,581	5,115,800	5,171,890
Federal Home Loan Bank advances	791,000	1,001,000	850,000	1,125,000	1,300,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	38,741	38,299	38,716	29,578	30,237
Other liabilities	109,642	110,420	112,357	137,860	114,534
Total liabilities	6,184,900	6,217,648	6,064,335	6,430,919	6,639,342
Shareholders’ Equity:
Common stock	1,223	1,223	1,223	1,223	1,085
Paid-in capital	198,058	197,392	197,570	196,947	126,698
Retained earnings	437,545	437,520	435,233	434,014	505,654
Accumulated other comprehensive loss	(84,828)	(95,949)	(99,179)	(119,171)	(117,158)
Treasury stock, at cost	(18,977)	(12,667)	(13,167)	(13,285)	(14,050)
Total shareholders’ equity	533,021	527,519	521,680	499,728	502,229
Total liabilities and shareholders’ equity	$6,717,921	$6,745,167	$6,586,015	$6,930,647	$7,141,571

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Interest income:
Interest and fees on loans	$68,785	$67,345	$66,656	$71,432	$75,989	$202,786	$227,865
Interest on mortgage loans held for sale	542	442	958	762	366	1,942	1,013
Taxable interest on debt securities	9,372	9,230	8,827	7,015	6,795	27,429	20,835
Nontaxable interest on debt securities	7	8	7	8	—	22	—
Dividends on Federal Home Loan Bank stock	764	792	1,022	1,312	1,262	2,578	3,459
Other interest income	1,475	1,029	1,993	1,310	3,174	4,497	5,667
Total interest and dividend income	80,945	78,846	79,463	81,839	87,586	239,254	258,839
Interest expense:
Deposits	31,223	30,864	31,748	34,135	37,203	93,835	111,963
Federal Home Loan Bank advances	10,542	10,451	10,946	14,388	17,717	31,939	50,151
Junior subordinated debentures	347	346	347	380	404	1,040	1,213
Total interest expense	42,112	41,661	43,041	48,903	55,324	126,814	163,327
Net interest income	38,833	37,185	36,422	32,936	32,262	112,440	95,512
Provision for credit losses	6,800	600	1,200	1,000	200	8,600	1,400
Net interest income after provision for credit losses	32,033	36,585	35,222	31,936	32,062	103,840	94,112
Noninterest income (loss):
Wealth management revenues	10,373	10,120	9,891	10,049	9,989	30,384	29,005
Mortgage banking revenues	3,501	3,034	2,304	2,848	2,866	8,839	8,133
Card interchange fees	1,163	1,247	1,509	1,255	1,321	3,919	3,741
Service charges on deposit accounts	841	808	744	794	784	2,393	2,238
Loan related derivative income	271	676	101	8	126	1,048	459
Income from bank-owned life insurance	868	826	769	779	770	2,463	2,262
Realized losses on securities, net	—	—	—	(31,047)	—	—	—
Losses on sale of portfolio loans, net	—	—	—	(62,888)	—	—	—
Gain on sale of bank-owned properties, net	—	—	6,994	—	—	6,994	988
Other income	619	367	331	310	416	1,317	3,269
Total noninterest income (loss)	17,636	17,078	22,643	(77,892)	16,272	57,357	50,095
Noninterest expense:
Salaries and employee benefits	22,674	23,025	22,422	21,875	21,350	68,121	64,385
Outsourced services	4,120	4,404	4,346	4,197	4,185	12,870	12,061
Net occupancy	2,691	2,662	2,741	2,428	2,399	8,094	7,357
Equipment	917	930	891	936	924	2,738	2,902
Legal, audit, and professional fees	719	726	750	845	836	2,195	2,283
FDIC deposit insurance costs	1,055	1,235	1,262	1,266	1,402	3,552	4,247
Advertising and promotion	763	717	410	560	857	1,890	2,066
Amortization of intangibles	200	203	204	204	206	607	622
Pension plan settlement charge	—	—	6,436	—	—	6,436	—
Other expenses	2,587	2,628	2,734	1,981	2,345	7,949	6,854
Total noninterest expense	35,726	36,530	42,196	34,292	34,504	114,452	102,777
Income (loss) before income taxes	13,943	17,133	15,669	(80,248)	13,830	46,745	41,430
Income tax expense (benefit)	3,097	3,888	3,490	(19,457)	2,849	10,475	8,698
Net income (loss)	$10,846	$13,245	$12,179	($60,791)	$10,981	$36,270	$32,732

Net income (loss) available to common shareholders	$10,846	$13,245	$12,179	($60,776)	$10,973	$36,270	$32,732
Weighted average common shares outstanding - basic	19,128	19,285	19,276	17,452	17,058	19,229	17,048
Weighted average common shares outstanding - diluted	19,243	19,374	19,370	17,565	17,140	19,329	17,115
Per share information:
Basic earnings per common share	$0.57	$0.69	$0.63	($3.48)	$0.64	$1.89	$1.92
Diluted earnings per common share	$0.56	$0.68	$0.63	($3.46)	$0.64	$1.88	$1.91
Cash dividends declared	$0.56	$0.56	$0.56	$0.56	$0.56	$1.68	$1.68

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Share and Equity Related Data:
Book value per share	$27.98	$27.36	$27.06	$25.93	$29.44
Tangible book value per share (non-GAAP) (1)	$24.39	$23.91	$23.61	$22.46	$25.51
Market value per share	$28.90	$28.28	$30.86	$31.35	$32.21
Shares issued at end of period	19,562	19,562	19,562	19,562	17,363
Shares outstanding at end of period	19,050	19,283	19,276	19,274	17,058

Capital Ratios (2):
Tier 1 risk-based capital	12.11%	12.17%	12.23%	11.64%	11.39%
Total risk-based capital	12.90%	13.06%	13.13%	12.47%	12.21%
Tier 1 leverage ratio	8.43%	8.66%	8.45%	8.13%	7.85%
Common equity tier 1	11.64%	11.71%	11.76%	11.20%	10.95%

Balance Sheet Ratios:
Equity to assets	7.93%	7.82%	7.92%	7.21%	7.03%
Tangible equity to tangible assets (non-GAAP) (1)	6.99%	6.90%	6.98%	6.31%	6.15%
Loans to deposits (3)	98.0%	101.8%	100.7%	105.5%	106.2%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Performance Ratios (4):
Net interest margin (5)	2.40%	2.36%	2.29%	1.95%	1.85%	2.35%	1.84%
Return on average assets (6)	0.64%	0.80%	0.73%	(3.45%)	0.60%	0.72%	0.60%
Adjusted return on average assets (non-GAAP) (1)	0.64%	0.80%	0.71%	0.59%	0.60%	0.71%	0.56%
Return on average tangible assets (non-GAAP) (1)	0.65%	0.81%	0.71%	0.60%	0.61%	0.72%	0.57%
Return on average equity (7)	8.14%	10.14%	9.63%	(48.25%)	8.99%	9.29%	9.25%
Adjusted return on average equity (non-GAAP) (1)	8.14%	10.14%	9.30%	8.29%	8.99%	9.19%	8.60%
Return on average tangible equity (non-GAAP) (1)	9.34%	11.62%	10.69%	9.57%	10.43%	10.54%	10.03%
Efficiency ratio (8)	63.3%	67.3%	71.4%	(76.3%)	71.1%	67.4%	70.6%
Adjusted efficiency ratio (non-GAAP) (1)	63.3%	67.3%	68.7%	70.0%	71.1%	66.3%	72.1%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2025 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Net income divided by average assets.
(7)Net income available for common shareholders divided by average equity.
(8)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$10,307	$9,745	$9,769	$9,910	$9,770	$29,821	$28,098
Transaction-based revenues	66	375	122	139	219	563	907
Total wealth management revenues	$10,373	$10,120	$9,891	$10,049	$9,989	$30,384	$29,005

Assets Under Administration (AUA):
Balance at end of period (1)	$7,682,440	$7,181,715	$6,818,390	$7,077,802	$7,052,408	$7,682,440	$7,052,408

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (2)	$2,450	$2,460	$1,575	$2,493	$2,492	$6,485	$6,283
Changes in fair value, net (3)	530	19	133	(317)	(28)	682	316
Loan servicing fee income, net (4)	521	555	596	672	402	1,672	1,534
Total mortgage banking revenues	$3,501	$3,034	$2,304	$2,848	$2,866	$8,839	$8,133

Residential Mortgage Loan Originations:
Originations for retention in portfolio (5)	$50,852	$51,331	$27,662	$15,155	$26,317	$129,845	$77,311
Originations for sale to secondary market (6)	122,300	130,212	75,519	114,137	115,117	328,031	303,943
Total mortgage loan originations	$173,152	$181,543	$103,181	$129,292	$141,434	$457,876	$381,254

Percentage of originations for sale to total mortgage loan originations	71%	72%	73%	88%	81%	72%	80%

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$9,774	$7,762	$16,819	$62,410	$17,881	$34,355	$66,508
Sold with servicing rights released (6)	116,713	109,013	58,680	50,697	102,457	284,406	236,526
Total mortgage loans sold	$126,487	$116,775	$75,499	$113,107	$120,338	$318,761	$303,034
(1)Includes the impact of $195 million of managed assets acquired from Lighthouse Financial Management, LLC on July 31, 2025.
(2)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(3)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(4)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(5)Includes the full commitment amount of homeowner construction loans.
(6)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Loans:
Commercial real estate (1)	$2,156,750	$2,178,925	$2,134,107	$2,154,504	$2,102,091
Commercial & industrial	568,317	547,318	535,030	542,474	566,279
Total commercial	2,725,067	2,726,243	2,669,137	2,696,978	2,668,370

Residential real estate (2)	2,073,740	2,096,250	2,113,307	2,126,171	2,529,397

Home equity	307,371	300,917	296,563	297,119	299,379
Other	16,404	16,850	17,203	17,570	17,724
Total consumer	323,775	317,767	313,766	314,689	317,103
Total loans	$5,122,582	$5,140,260	$5,096,210	$5,137,838	$5,514,870
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$833,352	39%	$839,079	39%
Massachusetts	671,406	31	663,026	31
Rhode Island	381,363	17	434,244	20
Subtotal	1,886,121	87	1,936,349	90
All other states	270,629	13	218,155	10
Total commercial real estate loans	$2,156,750	100%	$2,154,504	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,460,357	70%	$1,530,847	72%
Rhode Island	466,056	23	443,237	21
Connecticut	124,805	6	128,933	6
Subtotal	2,051,218	99	2,103,017	99
All other states	22,522	1	23,154	1
Total residential real estate loans	$2,073,740	100%	$2,126,171	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$635,773	29%	$567,243	26%
Retail	432,695	20	433,146	20
Industrial and warehouse	381,435	18	358,425	17
Office	242,165	11	289,853	13
Hospitality	228,047	11	213,585	10
Healthcare Facility	160,410	7	205,858	10
Mixed-use	26,309	1	29,023	1
Other	49,916	3	57,371	3
Total commercial real estate loans	$2,156,750	100%	$2,154,504	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$148,760	26%	$126,547	23%
Real estate rental and leasing	56,402	10	63,992	12
Educational services	54,754	10	47,092	9
Transportation and warehousing	52,204	9	55,784	10
Retail trade	49,234	9	41,132	8
Accommodation and food services	26,161	5	12,368	2
Finance and insurance	25,561	4	26,557	5
Information	21,626	4	22,265	4
Manufacturing	20,903	4	32,140	6
Arts, entertainment, and recreation	18,646	3	19,861	4
Professional, scientific, and technical services	12,242	2	10,845	2
Public administration	1,789	—	2,186	—
Other	80,035	14	81,705	15
Total commercial & industrial loans	$568,317	100%	$542,474	100%

			Weighted Average		Asset Quality
	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$85,633	$10,771	57%	1.52x	$57,206	$22,240	$6,187	$—
Class B	72,038	3,430	54%	1.55x	72,038	—	—	—
Class C	14,643	1,830	54%	1.27x	12,466	2,177	—	—
Medical Office	37,517	6,253	58%	1.49x	37,517	—	—	—
Lab Space	32,334	18,273	86%	0.48x	—	6,579	25,755	—
Total office at September 30, 2025 (1)	$242,165	$5,487	60%	1.36x	$179,227	$30,996	$31,942	$—
Total office at June 30, 2025	$274,657	$5,864	64%	1.34x	$232,632	$8,706	$33,319	$4,276
Total office linked quarter change	($32,492)	($377)	(4%)	0.02x	($53,405)	$22,290	($1,377)	($4,276)
(1)Approximately 66% of the total commercial real estate office balance of $242 million is secured by income producing properties located in suburban areas. Additionally, approximately 46% of the total commercial real estate office balance is scheduled to mature before September 30, 2027.
(2)Balance of commercial real estate office consists of 45 loans as of September 30, 2025.
(3)Does not include $4.7 million of unfunded commitments as of September 30, 2025.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Deposits:
Noninterest-bearing demand deposits	$671,309	$646,584	$625,590	$661,776	$665,706
Interest-bearing demand deposits (in-market)	703,848	668,483	654,599	592,904	596,319
NOW accounts	684,689	680,246	686,666	692,812	685,531
Money market accounts	1,195,463	1,147,792	1,202,703	1,154,745	1,146,426
Savings accounts	733,529	693,055	630,413	523,915	490,285
Time deposits (in-market)	1,233,998	1,207,255	1,213,382	1,192,110	1,207,626
In-market deposits (1)	5,222,836	5,043,415	5,013,353	4,818,262	4,791,893
Wholesale brokered time deposits	—	1,833	27,228	297,538	379,997
Total deposits	$5,222,836	$5,045,248	$5,040,581	$5,115,800	$5,171,890
(1)    As of September 30, 2025, in-market deposits were approximately 59% retail and 41% commercial and the average size was approximately $39 thousand.

	September 30, 2025		December 31, 2024
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,449,863	28%	$1,363,689	27%
Less: affiliate deposits (2)	90,198	2	94,740	2
Uninsured deposits, excluding affiliate deposits	1,359,665	26	1,268,949	25
Less: fully-collateralized preferred deposits (3)	228,992	4	197,638	4
Uninsured deposits, after exclusions	$1,130,673	22%	$1,071,311	21%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Sep 30, 2025	Dec 31, 2024
Contingent Liquidity:
Federal Home Loan Bank of Boston	$1,074,797	$752,951
Federal Reserve Bank of Boston	105,793	70,286
Available cash liquidity (1)	107,291	36,647
Unencumbered securities	555,383	597,771
Total	$1,843,264	$1,457,655

Percentage of total contingent liquidity to uninsured deposits	127.1%	106.9%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	163.0%	136.1%
(1)    Available cash liquidity excludes amounts restricted for collateral purposes and designated for operating needs.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Asset Quality Ratios:
Nonperforming assets to total assets	0.21%	0.39%	0.33%	0.34%	0.44%
Nonaccrual loans to total loans	0.27%	0.51%	0.42%	0.45%	0.56%
Total past due loans to total loans	0.16%	0.27%	0.20%	0.23%	0.37%
Allowance for credit losses on loans to nonaccrual loans	260.96%	157.27%	189.85%	180.03%	136.89%
Allowance for credit losses on loans to total loans	0.71%	0.80%	0.81%	0.82%	0.77%

Nonperforming Assets:
Commercial real estate	$—	$4,276	$7,605	$10,053	$18,259
Commercial & industrial	1,010	9,711	1,140	515	616
Total commercial	1,010	13,987	8,745	10,568	18,875
Residential real estate	11,129	10,614	11,102	10,767	10,517
Home equity	1,877	1,507	1,779	1,972	1,750
Other consumer	—	—	—	—	—
Total consumer	1,877	1,507	1,779	1,972	1,750
Total nonaccrual loans	14,016	26,108	21,626	23,307	31,142
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$14,016	$26,108	$21,626	$23,307	$31,142

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$10,476
Commercial & industrial	8	1,799	1,146	900	3
Total commercial	8	1,799	1,146	900	10,479
Residential real estate	6,470	9,772	6,439	7,741	6,947
Home equity	1,583	2,430	2,578	2,947	2,800
Other consumer	51	34	32	394	75
Total consumer	1,634	2,464	2,610	3,341	2,875
Total past due loans	$8,112	$14,035	$10,195	$11,982	$20,301

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,925	$8,186	$7,354	$6,447	$18,119

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Nonaccrual Loan Activity:
Balance at beginning of period	$26,108	$21,626	$23,307	$31,142	$30,479	$23,307	$44,618
Additions to nonaccrual status	1,068	10,454	2,142	5,417	1,880	13,664	2,867
Loans returned to accruing status	—	(1,493)	(4)	(9)	(268)	(1,497)	(14,401)
Loans charged-off	(11,459)	(667)	(2,522)	(2,231)	(59)	(14,648)	(182)
Loans transferred to other real estate owned	—	—	—	—	—	—	—
Payments, payoffs, and other changes	(1,701)	(3,812)	(1,297)	(11,012)	(890)	(6,810)	(1,760)
Balance at end of period	$14,016	$26,108	$21,626	$23,307	$31,142	$14,016	$31,142

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,059	$41,056	$41,960	$42,630	$42,378	$41,960	$41,057
Provision for credit losses on loans (1)	6,950	650	1,400	1,200	300	9,000	1,700
Charge-offs	(11,459)	(667)	(2,522)	(2,231)	(59)	(14,648)	(182)
Recoveries	26	20	218	361	11	264	55
Balance at end of period	$36,576	$41,059	$41,056	$41,960	$42,630	$36,576	$42,630

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,190	$1,240	$1,440	$1,640	$1,740	$1,440	$1,940
Provision for credit losses on unfunded commitments (1)	(150)	(50)	(200)	(200)	(100)	(400)	(300)
Balance at end of period (2)	$1,040	$1,190	$1,240	$1,440	$1,640	$1,040	$1,640
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Provision for Credit Losses:
Provision for credit losses on loans	$6,950	$650	$1,400	$1,200	$300	$9,000	$1,700
Provision for credit losses on unfunded commitments	(150)	(50)	(200)	(200)	(100)	(400)	(300)
Provision for credit losses	$6,800	$600	$1,200	$1,000	$200	$8,600	$1,400

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$2,991	$274	$2,250	$1,961	$—	$5,515	$—
Commercial & industrial	8,355	307	3	181	2	8,665	5
Total commercial	11,346	581	2,253	2,142	2	14,180	5
Residential real estate	—	—	—	(160)	—	—	—
Home equity	(15)	(1)	(1)	(189)	(1)	(17)	(8)
Other consumer	102	67	52	77	47	221	130
Total consumer	87	66	51	(112)	46	204	122
Total	$11,433	$647	$2,304	$1,870	$48	$14,384	$127

The following tables present daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2025			June 30, 2025			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$137,021	$1,475	4.27%	$92,692	$1,029	4.45%	$44,329	$446	(0.18%)
Mortgage loans held for sale	31,957	542	6.73	27,466	442	6.45	4,491	100	0.28
Taxable debt securities	1,075,119	9,372	3.46	1,067,394	9,230	3.47	7,725	142	(0.01)
Nontaxable debt securities	650	8	4.88	650	8	4.94	—	—	(0.06)
Total securities	1,075,769	9,380	3.46	1,068,044	9,238	3.47	7,725	142	(0.01)
FHLB stock	42,549	764	7.12	41,484	792	7.66	1,065	(28)	(0.54)
Commercial real estate	2,201,220	32,293	5.82	2,161,987	31,225	5.79	39,233	1,068	0.03
Commercial & industrial	553,867	8,203	5.88	550,550	7,967	5.80	3,317	236	0.08
Total commercial	2,755,087	40,496	5.83	2,712,537	39,192	5.80	42,550	1,304	0.03
Residential real estate	2,088,066	23,032	4.38	2,096,538	22,996	4.40	(8,472)	36	(0.02)
Home equity	303,480	5,270	6.89	298,645	5,167	6.94	4,835	103	(0.05)
Other	16,292	205	4.99	17,001	207	4.88	(709)	(2)	0.11
Total consumer	319,772	5,475	6.79	315,646	5,374	6.83	4,126	101	(0.04)
Total loans	5,162,925	69,003	5.30	5,124,721	67,562	5.29	38,204	1,441	0.01
Total interest-earning assets	6,450,221	81,164	4.99	6,354,407	79,063	4.99	95,814	2,101	—
Noninterest-earning assets	288,575			288,963			(388)
Total assets	$6,738,796			$6,643,370			$95,426
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$685,422	$6,503	3.76%	$664,290	$6,251	3.77%	$21,132	$252	(0.01%)
NOW accounts	669,493	390	0.23	670,878	341	0.20	(1,385)	49	0.03
Money market accounts	1,174,584	9,620	3.25	1,182,377	9,779	3.32	(7,793)	(159)	(0.07)
Savings accounts	719,229	3,624	2.00	664,590	3,080	1.86	54,639	544	0.14
Time deposits (in-market)	1,209,011	11,080	3.64	1,215,018	11,308	3.73	(6,007)	(228)	(0.09)
Interest-bearing in-market deposits	4,457,739	31,217	2.78	4,397,153	30,759	2.81	60,586	458	(0.03)
Wholesale brokered time deposits	539	6	4.42	8,485	105	4.96	(7,946)	(99)	(0.54)
Total interest-bearing deposits	4,458,278	31,223	2.78	4,405,638	30,864	2.81	52,640	359	(0.03)
FHLB advances	942,685	10,542	4.44	934,066	10,451	4.49	8,619	91	(0.05)
Junior subordinated debentures	22,681	347	6.07	22,681	346	6.12	—	1	(0.05)
Total interest-bearing liabilities	5,423,644	42,112	3.08	5,362,385	41,661	3.12	61,259	451	(0.04)
Noninterest-bearing demand deposits	648,268			615,926			32,342
Other liabilities	138,569			141,350			(2,781)
Shareholders' equity	528,315			523,709			4,606
Total liabilities and shareholders' equity	$6,738,796			$6,643,370			$95,426
Net interest income (FTE)		$39,052			$37,402			$1,650
Interest rate spread			1.91%			1.87%			0.04%
Net interest margin			2.40%			2.36%			0.04%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2025	Jun 30, 2025	Change
Commercial loans	$218	$219	($1)
Nontaxable debt securities	1	—	1
Total	$219	$219	$—

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2025			September 30, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$138,301	$4,497	4.35%	$135,428	$5,667	5.59%	$2,873	($1,170)	(1.24%)
Mortgage loans for sale	54,624	1,942	4.75	20,042	1,013	6.75	34,582	929	(2.00)
Taxable debt securities	1,061,852	27,429	3.45	1,128,507	20,834	2.47	(66,655)	6,595	0.98
Nontaxable debt securities	650	24	4.94	28	1	4.77	622	23	0.17
Total securities	1,062,502	27,453	3.45	1,128,535	20,835	2.47	(66,033)	6,618	0.98
FHLB stock	42,504	2,578	8.11	58,890	3,459	7.85	(16,386)	(881)	0.26
Commercial real estate	2,167,400	93,873	5.79	2,150,686	103,445	6.42	16,714	(9,572)	(0.63)
Commercial & industrial	547,558	24,044	5.87	595,564	29,096	6.53	(48,006)	(5,052)	(0.66)
Total commercial	2,714,958	117,917	5.81	2,746,250	132,541	6.45	(31,292)	(14,624)	(0.64)
Residential real estate	2,101,567	69,382	4.41	2,568,457	79,572	4.14	(466,890)	(10,190)	0.27
Home equity	299,645	15,499	6.92	305,364	15,769	6.90	(5,719)	(270)	0.02
Other	16,876	628	4.98	18,527	666	4.80	(1,651)	(38)	0.18
Total consumer	316,521	16,127	6.81	323,891	16,435	6.78	(7,370)	(308)	0.03
Total loans	5,133,046	203,426	5.30	5,638,598	228,548	5.41	(505,552)	(25,122)	(0.11)
Total interest-earning assets	6,430,977	239,896	4.99	6,981,493	259,522	4.97	(550,516)	(19,626)	0.02
Noninterest-earning assets	284,668			256,527			28,141
Total assets	$6,715,645			$7,238,020			($522,375)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$659,609	$18,630	3.78%	$533,163	$18,058	4.52%	$126,446	$572	(0.74%)
NOW accounts	673,135	1,075	0.21	709,115	1,168	0.22	(35,980)	(93)	(0.01)
Money market accounts	1,196,124	29,426	3.29	1,116,879	32,571	3.90	79,245	(3,145)	(0.61)
Savings accounts	649,841	8,555	1.76	485,665	2,540	0.70	164,176	6,015	1.06
Time deposits (in-market)	1,209,618	33,692	3.72	1,165,370	35,756	4.10	44,248	(2,064)	(0.38)
Interest-bearing in-market deposits	4,388,327	91,378	2.78	4,010,192	90,093	3.00	378,135	1,285	(0.22)
Wholesale brokered time deposits	65,115	2,457	5.04	558,015	21,870	5.24	(492,900)	(19,413)	(0.20)
Total interest-bearing deposits	4,453,442	93,835	2.82	4,568,207	111,963	3.27	(114,765)	(18,128)	(0.45)
FHLB advances	945,484	31,939	4.52	1,353,887	50,151	4.95	(408,403)	(18,212)	(0.43)
Junior subordinated debentures	22,681	1,040	6.13	22,681	1,213	7.14	—	(173)	(1.01)
Total interest-bearing liabilities	5,421,607	126,814	3.13	5,944,775	163,327	3.67	(523,168)	(36,513)	(0.54)
Noninterest-bearing demand deposits	628,448			663,355			(34,907)
Other liabilities	143,843			157,268			(13,425)
Shareholders' equity	521,747			472,617			49,130
Total liabilities and shareholders' equity	$6,715,645			$7,238,015			($522,370)
Net interest income (FTE)		$113,082			$96,195			$16,887
Interest rate spread			1.86%			1.30%			0.56%
Net interest margin			2.35%			1.84%			0.51%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2025	Sep 30, 2024	Change
Commercial loans	$644	$683	($39)
Nontaxable debt securities	2	—	2
Total	$646	$683	($37)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, and adjusted net income available to common shareholders:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Adjusted Noninterest Income:
Noninterest income (loss), as reported	$17,636	$17,078	$22,643	($77,892)	$16,272	$57,357	$50,095
Less adjustments:
Realized losses on securities, net	—	—	—	(31,047)	—	—	—
Losses on sale of portfolio loans, net	—	—	—	(62,888)	—	—	—
Gain on sale of bank-owned properties, net	—	—	6,994	—	—	6,994	988
Litigation settlement income	—	—	—	—	—	—	2,100
Total adjustments, pre-tax	—	—	6,994	(93,935)	—	6,994	3,088
Adjusted noninterest income (non-GAAP)	$17,636	$17,078	$15,649	$16,043	$16,272	$50,363	$47,007

Adjusted Noninterest Expense:
Noninterest expense, as reported	$35,726	$36,530	$42,196	$34,292	$34,504	$114,452	$102,777
Less adjustments:
Pension plan settlement charge	—	—	6,436	—	—	6,436	—
Total adjustments, pre-tax	—	—	6,436	—	—	6,436	—
Adjusted noninterest expense (non-GAAP)	$35,726	$36,530	$35,760	$34,292	$34,504	$108,016	$102,777

Adjusted Income Before Income Taxes:
Income (loss) before income taxes	$13,943	$17,133	$15,669	($80,248)	$13,830	$46,745	$41,430
Less: total adjustments, pre-tax	—	—	558	(93,935)	—	558	3,088
Adjusted income before income taxes (non-GAAP)	$13,943	$17,133	$15,111	$13,687	$13,830	$46,187	$38,342

Adjusted Income Tax Expense:
Income tax expense (benefit), as reported	$3,097	$3,888	$3,490	($19,457)	$2,849	$10,475	$8,698
Less: tax on total adjustments	—	—	141	(22,699)	—	141	779
Adjusted income tax expense (non-GAAP)	$3,097	$3,888	$3,349	$3,242	$2,849	$10,334	$7,919

Adjusted Effective Tax Rate:
Effective tax rate (1)	22.2%	22.7%	22.3%	24.2%	20.6%	22.4%	21.0%
Less: impact of total adjustments	—	—	0.1	0.5	—	—	0.3
Adjusted effective tax rate (non-GAAP) (2)	22.2%	22.7%	22.2%	23.7%	20.6%	22.4%	20.7%

Adjusted Net Income:
Net income (loss), as reported	$10,846	$13,245	$12,179	($60,791)	$10,981	$36,270	$32,732
Less: total adjustments, after-tax	—	—	417	(71,236)	—	417	2,309
Adjusted net income (non-GAAP)	$10,846	$13,245	$11,762	$10,445	$10,981	$35,853	$30,423

Adjusted Net Income Available to Common Shareholders:
Net income (loss) available to common shareholders, as reported	$10,846	$13,245	$12,179	($60,776)	$10,973	$36,270	$32,732
Less: total adjustments available to common shareholders, after-tax	—	—	417	(71,221)	—	417	2,308
Adjusted net income available to common shareholders (non-GAAP)	$10,846	$13,245	$11,762	$10,445	$10,973	$35,853	$30,424
(1)Calculated as income tax expense (benefit) divided by income (loss) before income taxes.
(2)Calculated as income tax expense (benefit), adjusted for the tax impact of the adjustments as outlined in the table above, divided by income (loss) before income taxes, adjusted for the pre-tax impact of the adjustments as outlined in the table above.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted diluted earnings per common share and adjusted efficiency ratio:
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Adjusted Diluted Earnings per Common Share:
Diluted earnings (loss) per common share, as reported (1)	$0.56	$0.68	$0.63	($3.46)	$0.64	$1.88	$1.91
Less: impact of total adjustments	—	—	0.02	(4.05)	—	0.03	0.13
Adjusted diluted earnings per common share (non-GAAP) (2)	$0.56	$0.68	$0.61	$0.59	$0.64	$1.85	$1.78

Adjusted Efficiency Ratio:
Efficiency ratio, as reported (3)	63.3%	67.3%	71.4%	(76.3%)	71.1%	67.4%	70.6%
Less: impact of total adjustments	—	—	2.7	(146.3)	—	1.1	(1.5)
Adjusted efficiency ratio (non-GAAP) (4)	63.3%	67.3%	68.7%	70.0%	71.1%	66.3%	72.1%
(1)Net income (loss) available to common shareholders divided by weighted average diluted common and potential shares outstanding.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by weighted average diluted common and potential shares outstanding.
(3)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).
(4)Total noninterest expense as percentage of total revenues (net interest income and noninterest income), each adjusted for the pre-tax impact of adjustments as outlined in the table above.

The following table presents adjusted return on average assets and return on average tangible assets:
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Adjusted Return on Average Assets:
Net income (loss), as reported	$10,846	$13,245	$12,179	($60,791)	$10,981	$36,270	$32,732
Less: total adjustments, after-tax	—	—	417	(71,236)	—	417	2,309
Adjusted net income (non-GAAP)	10,846	13,245	11,762	10,445	10,981	35,853	30,423

Total average assets, as reported	6,738,796	6,643,370	6,765,057	7,011,839	7,254,566	6,715,645	7,238,020

Return on average assets (1)	0.64%	0.80%	0.73%	(3.45%)	0.60%	0.72%	0.60%
Adjusted return on average assets (non-GAAP) (2)	0.64%	0.80%	0.71%	0.59%	0.60%	0.71%	0.56%

Return on Average Tangible Assets:
Adjusted net income (non-GAAP)	$10,846	$13,245	$11,762	$10,445	$10,981	$35,853	$30,423

Total average assets, as reported	6,738,796	6,643,370	6,765,057	7,011,839	7,254,566	6,715,645	7,238,020
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,821	2,577	2,781	2,984	3,189	3,064	3,396
Total average tangible assets	6,671,066	6,576,884	6,698,367	6,944,946	7,187,468	6,648,672	7,170,715

Return on average assets (1)	0.64%	0.80%	0.73%	(3.45%)	0.60%	0.72%	0.60%
Return on average tangible assets (non-GAAP) (3)	0.65%	0.81%	0.71%	0.60%	0.61%	0.72%	0.57%
(1)Net income (income) loss divided by total average assets.
(2)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average assets.
(3)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible assets.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted return on average equity and return on average tangible equity:
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Adjusted Return on Average Equity:
Net income (loss) available to common shareholders, as reported	$10,846	$13,245	$12,179	($60,776)	$10,973	$36,270	$32,732
Less: total adjustments, after-tax	—	—	417	(71,221)	—	417	2,308
Adjusted net income available to common shareholders (non-GAAP)	10,846	13,245	11,762	10,445	10,973	35,853	30,424

Total average equity, as reported	528,315	523,709	513,048	501,099	485,654	521,747	472,617

Return on average equity (1)	8.14%	10.14%	9.63%	(48.25%)	8.99%	9.29%	9.25%
Adjusted return on average equity (non-GAAP) (2)	8.14%	10.14%	9.30%	8.29%	8.99%	9.19%	8.60%

Return on Average Tangible Equity:
Adjusted net income available to common shareholders (non-GAAP)	$10,846	$13,245	$11,762	$10,445	$10,973	$35,853	$30,424

Total average equity, as reported	528,315	523,709	513,048	501,099	485,654	521,747	472,617
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,821	2,577	2,781	2,984	3,189	3,064	3,396
Total average tangible equity (non-GAAP)	460,585	457,223	446,358	434,206	418,556	454,774	405,312

Return on average equity (1)	8.14%	10.14%	9.63%	(48.25%)	8.99%	9.29%	9.25%
Return on average tangible equity (non-GAAP) (3)	9.34%	11.62%	10.69%	9.57%	10.43%	10.54%	10.03%
(1)Net income (loss) available to common shareholders divided by total average equity.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average equity.
(3)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible equity.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents tangible book value per share and the ratio of tangible equity to tangible assets:
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Tangible Book Value per Share:
Total shareholders' equity, as reported	$533,021	$527,519	$521,680	$499,728	$502,229
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,458	2,478	2,682	2,885	3,089
Total tangible shareholders' equity (non-GAAP)	464,654	461,132	455,089	432,934	435,231

Shares outstanding, as reported	19,050	19,283	19,276	19,274	17,058

Book value per share	$27.98	$27.36	$27.06	$25.93	$29.44
Tangible book value per share (non-GAAP)	$24.39	$23.91	$23.61	$22.46	$25.51

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$464,654	$461,132	$455,089	$432,934	$435,231

Total assets, as reported	6,717,921	6,745,167	6,586,015	6,930,647	7,141,571
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,458	2,478	2,682	2,885	3,089
Total tangible assets (non-GAAP)	6,649,554	6,678,780	6,519,424	6,863,853	7,074,573

Equity to assets	7.93%	7.82%	7.92%	7.21%	7.03%
Tangible equity to tangible assets (non-GAAP)	6.99%	6.90%	6.98%	6.31%	6.15%